                                                                  Exhibit 8.02

                                           February 2, 2000

Maker Communications, Inc.
73 Mount Wayte Avenue
Framingham, MA  01702

Ladies and Gentlemen:

         This opinion is being delivered to you in accordance with Section 6.3(c) of the Agreement and Plan of Merger dated as of December 18, 1999 (the "Merger Agreement") among Conexant Systems, Inc., a Delaware corporation ("Parent"), Merlot Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and Maker Communications, Inc., a Delaware corporation (the "Company"). Pursuant to the terms of the Merger Agreement, Sub will merge with and into the Company (the "Merger") and the Company will become a wholly owned subsidiary of Parent.

         Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         We have acted as counsel to the Company in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth, accuracy and completeness, at all relevant times, of the facts, information, statements, covenants, representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto):

         (a)      the Merger Agreement;

         (b) those certain Officer's Certificates dated February 2, 2000, delivered to us by Parent, Sub, and the Company, containing certain statements and representations of Parent, Sub, and the Company (the "Tax Representation Certificates");

         (c) Form S-4 registration statement filed in connection with the Merger (the "Registration Statement"); and

         (d) such other instruments and documents related to the formation, organization, and operation of Parent, Sub, and the Company and related to the consummation of the Merger and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

Maker Communications, Inc.
February 2, 2000
Page 2


         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

         1. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

         2. All facts, information, statements, covenants, representations, and warranties made or agreed to by Parent, Sub, and the Company, their managements, employees, officers, directors, and shareholders in connection with the Merger, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Certificates, are true, accurate and complete at all relevant times;

         3. All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Certificates are performed without waiver or breach of any material provision thereof;

         4. Any representation or statement made "to the best knowledge of" or similarly qualified is correct without such qualification;

         5. The opinion, dated February 2, 2000, from Latham & Watkins to Parent in satisfaction of Section 6.2(c) of the Merger Agreement has been delivered and has not been withdrawn; and

         6. The Merger is authorized by and will be effected pursuant to applicable state law and will be reported by Parent and the Company on their respective United States federal income tax returns in a manner consistent with this opinion.

         Based on the foregoing and subject to the limitations, qualifications, assumptions, and caveats set forth herein, and the limitations, qualifications, assumptions, and caveats set forth in the portion of the Registration Statement captioned "The Merger -- Material Federal Income Tax Consequences", we are of the opinion that, for United States federal income tax purposes, (i) the Merger will be a reorganization within the meaning of Section 368(a) of the Code, and (ii) no gain or loss will be recognized by the shareholders of the Company upon the exchange of their Company Common Stock solely for shares of Parent Common Stock, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock.

         We further consent to the reference to our firm under the captions "The Merger -- Material Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such

Maker Communications, Inc.
February 2, 2000
Page 3


consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

         This opinion does not address the various state, local, or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to
(i) any United States federal tax consequences of the Merger or the other transactions contemplated by the Merger Agreement, except as specifically set forth herein, or (ii) the tax consequences of any transaction effected prior to or after the Merger (whether or not such transaction was effected in connection with the Merger), including, without limitation, the exercise of any options, warrants, or other rights to acquire shares of Company Common Stock in anticipation of the Merger; and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

         This opinion also does not address the United States federal income tax considerations applicable to persons subject to special treatment under United States federal income tax law, including, for example, shareholders of the Company (i) who acquired their Company Common Stock as compensation, (ii) who are dealers in securities or insurance companies, (iii) who are foreign persons, or (iv) who hold their Company Common Stock as part of a hedge, straddle, or conversion transaction.

         No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement, or as to the Merger if all of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any material provision thereof. To the extent that any of the facts, information, statements, covenants, representations, warranties, and assumptions material to our opinion and upon which we have relied are not true, accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

         This opinion represents only our best judgment as to the United States federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency, or other governmental body. The conclusions are based on the Code, judicial decisions, administrative regulations, and published rulings and procedures, all as existing on the date hereof. No assurance can be given that future legislative, judicial, or administrative changes or interpretations, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

         This opinion is being delivered by us in our capacity as tax counsel to the Company, for the purpose of satisfying the conditions set forth in Section 6.3(c) of the Merger Agreement and for the purpose of being included as an exhibit to the Registration Statement. It is intended for the benefit of the Company and its shareholders and may not be relied upon or utilized for any

Maker Communications, Inc.
February 2, 2000
Page 4


other purpose or by any other person and may not be made available to any other person without our prior written consent.

                                                Very truly yours,

                                                HUTCHINS, WHEELER & DITTMAR,
                                                A Professional Corporation